UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2022 (June 9, 2022)

COLGATE-PALMOLIVE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue
New York,	New York	10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.500% Notes due 2026	CL26	New York Stock Exchange
0.300% Notes due 2029	CL29	New York Stock Exchange
1.375% Notes due 2034	CL34	New York Stock Exchange
0.875% Notes due 2039	CL39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Principal Accounting Officer.
On June 9, 2022, the Board of Directors of Colgate-Palmolive Company (the "Company") elected Gregory Malcolm Vice President and Controller of the Company, effective June 30, 2022. In this capacity, Mr. Malcolm will serve as the Company's principal accounting officer. Philip G. Shotts, who has served as the Company's Controller since June 2018, will continue as Senior Vice President, Finance, also effective June 30, 2022.
Mr. Malcolm, 55, joined the Company in 1999 and has held key financial roles at the Company, including serving as Vice President, Assistant Controller since October 2021. He previously served as Vice President, Chief Business Services Officer from June 2019 to September 2021 and as Vice President, Corporate Audit from November 2016 to June 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: June 13, 2022	By: /s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Chief Legal Officer and Secretary
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